    As filed with the Securities and Exchange Commission on November 9, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           _________________________

                                   FORM S-8
                            Registration Statement
                                     under
                          The Securities Act of 1933
                           _________________________

                           KORN/FERRY INTERNATIONAL
            (Exact name of registrant as specified in its charter)

Delaware                                                  95-2623879
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                       1800 Century Park East, Suite 900
                        Los Angeles, California  90067
                   (Address of Principal Executive Offices)
                           _________________________

                KORN/FERRY INTERNATIONAL PERFORMANCE AWARD PLAN
                           (Full title of the plan)
                           _________________________

                                 Peter L. Dunn
                       1800 Century Park East, Suite 900
                        Los Angeles, California  90067
                                (310) 843-4100
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                   Copy to:

                               Steven B. Stokdyk
                              Sullivan & Cromwell
                      1888 Century Park East, 21st Floor
                        Los Angeles, California  90067

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                    Proposed Maximum    Proposed Maximum
Title of Securities to be Registered            Amount to be        Offering Price      Aggregate             Amount of
                                                Registered          Per Share*          Offering Price*       Registration Fee
====================================================================================================================================
Common Stock, par value $0.01 per share         6,000,000           $34.78              $208,680,000          $55,092
------------------------------------------------------------------------------------------------------------------------------------



*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices of the Common Stock of Korn/Ferry International (the "Company") as reported on The New
                   York Stock Exchange on November 1, 2000.

                             EXPLANATORY STATEMENT



     Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Korn/Ferry International Performance Award Plan, is effective. Therefore, this Registration Statement consists only of the following: the facing page, the required statement (regarding incorporation by reference) set forth below, the required opinions and consents, and the signature page.

     This Registration Statement hereby incorporates by reference the contents of Registrant's earlier registration statement on Form S-8, Registration No. 333-73147 filed with the Commission on March 1, 1999 and the post-effective amendment to Form S-8 filed with the Commission on October 26, 1999. After giving effect to this filing, an aggregate of 13,000,000 shares of the Registrant's Common Stock have been registered for issuance pursuant to the Korn/Ferry International Performance Award Plan.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to the above-mentioned instruction to Form S-8, the only exhibits required with this filing are the opinions and consents, as listed below.


Item 8.  Exhibits.

     See the attached Exhibit Index that follows the signature page.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Korn/Ferry International, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 8th day of November, 2000.

                                     KORN/FERRY INTERNATIONAL



                                 By:    /s/  Elizabeth S.C.S. Murray
                                    --------------------------------------
                                    Elizabeth S.C.S. Murray
                                    Chief Financial Officer, Treasurer and
                                    Executive Vice President

     We, the undersigned officers and directors of Korn/Ferry International, do hereby constitute and appoint Peter L. Dunn and Elizabeth S.C.S Murray, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                 Title                             Date
             ---------                                 -----                             ----
/s/ Richard M. Ferry                   Chair of the Board and Director               November 8, 2000
------------------------------------
Richard M. Ferry

/s/ Windle B. Priem                    Chief Executive Officer, President            November 2, 2000
------------------------------------    and Director (Principal Executive
Windle B. Priem                         Officer)

/s/ Elizabeth S.C.S. Murray            Chief Financial Officer, Treasurer            November 8, 2000
------------------------------------    and Executive Vice President
Elizabeth S.C.S. Murray                 (Principal Financial Officer)



/s/ Donald E. Jordan                   Senior Vice President of Finance              November 8, 2000
------------------------------------    (Principal Accounting Officer)
Donald E. Jordan

/s/ James E. Bartlett                  Director                                      November 1, 2000
------------------------------------
James E. Bartlett

/s/ Frank V. Cahouet                   Director                                      November 3, 2000
------------------------------------
Frank V. Cahouet

/s/ Peter L. Dunn                      Director                                      November 8, 2000
------------------------------------
Peter L. Dunn

                                       Director
------------------------------------
Timothy K. Friar

                                       Director
------------------------------------
Sakie T. Fukushima

/s/ Patti S. Hart                      Director                                      November 8, 2000
------------------------------------
Patti S. Hart

/s/ Scott E. Kingdom                   Director                                      November 8, 2000
------------------------------------
Scott E. Kingdom

/s/ Charles D. Miller                  Director                                      November 8, 2000
------------------------------------
Charles D. Miller

/s/ Gerhard Schulmeyer                 Director                                      November 8, 2000
------------------------------------
Gerhard Schulmeyer




/s/ Mark C. Thompson                   Director                                      November 8, 2000
------------------------------------
Mark C. Thompson

                                 EXHIBIT INDEX

Exhibit No.              Description
------------             -----------
         5.1             Opinion of Sullivan & Cromwell as to the
                         validity of the Common Stock.

        23.1             Consent of Arthur Andersen LLP.

        23.2             Consent of Counsel (included in Exhibit 5.1).

          24             Power of Attorney (included on signature page).